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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) SEPTEMBER 30, 2003

                             TELENETICS CORPORATION
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             (Exact name of registrant as specified in its charter)

         CALIFORNIA                  0-16580                     33-0061894
         ----------                  -------                     ----------
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)

       25111 ARCTIC OCEAN DRIVE, LAKE FOREST, CALIFORNIA CALIFORNIA 92630
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code        (949) 455-4000

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On September 30, 2003 Telenetics Corporation prepaid the final installment payment of $212,386 called for under its Settlement Agreement with Corlund Electronics. As a result of this payment, Telenetics has recognized a gain of approximately $1.7 million.

On October 13, 2003, in conjunction with the final payment, Telenetics and Corlund's assignee, CMA Business Credit Services, have executed an amendment to the Settlement Agreement that entitles Telenetics to purchase over the next six months all remaining inventory held by CMA that is related to the manufacture of Telenetics products at an aggregate below-market fixed total price of $640,000, $160,000 of which was purchased at a closing on October 14, 2003.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Not applicable.

         (b) PRO FORMA FINANCIAL INFORMATION. Not applicable.

         (c) EXHIBITS.

         10.1 Amendment to Settlement Agreement and Mutual Release effective as of September 30, 2003 among Telenetics Corporation and Credit Managers Association of California dba CMA Business Credit Services (the Settlement Agreement and Mutual Release dated as of June 6, 2003 is attached as Exhibit 10.1 to the Registrant's Form 8-K for June 6, 2003 filed June 24, 2003).


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2003
                                                     TELENETICS CORPORATION


                                                     By: /S/ David L. Stone
                                                         ---------------------
                                                         David L. Stone
                                                         President and
                                                         Chief Financial Officer